Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179334 on Form S-3; and Registration Statement Nos. 333-170588, 333-160049, 333-180616, and 333-184033 on Form S-8 of our report dated June 14, 2012, relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation, appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 13, 2013